NORWOOD FINANCIAL CORP
HOLDS ANNUAL MEETING OF STOCKHOLDERS

FOR IMMEDIATE RELEASE – May 9, 2014

HONESDALE –

The 143rd Annual Meeting of Stockholders of Norwood Financial Corp (Nasdaq-NWFL), Parent Company of Wayne Bank was held on Tuesday, April 22nd at the Company’s headquarters in Honesdale.
Business conducted at the Annual Meeting included remarks by Chairman of the Board John E. Marshall, who chaired the meeting.  Matters presented to, and approved by, stockholders were the re-election of company directors Kevin M. Lamont, Daniel J. O’Neill and Dr. Kenneth A. Phillips, the approval of a non-binding resolution on executive compensation, the approval of the Norwood Financial Corp 2014 Equity Incentive Plan, and the ratification of S.R. Snodgrass, P.C., as the Company’s independent auditors for 2014.  The meeting also included presentations to stockholders from President and Chief Executive Officer Lewis J. Critelli and Executive Vice President and Chief Financial Officer William Lance.
Chairman Marshall welcomed stockholders and introduced the Directors and Executive Officers seated at the head table.  He then turned the meeting over to Mr. Critelli, who conducted the formal business portion of the meeting.
Mr. Lance provided stockholders with a detailed report of the Company’s financial results for 2013.  Among the highlights of the Company’s performance in 2013 cited by Mr.

Lance was a record level of net income which totaled $8.5 million, an increase in cash dividends for the 22nd consecutive year and the payment of a 10% stock dividend.  Mr. Lance also cited key ratios such as a net interest margin of 4.00%, a return on assets of 1.23% and an efficiency ratio of 53.1% as major determinants of the Company’s success in 2013.
Mr. Critelli’s address included the results for the first quarter of 2014 and a summary of plans for the remainder of the year.  Mr. Critelli noted first quarter earnings of $2.0 million and earnings per share (diluted) of $.54 compared to the $.63 per share in the first quarter of 2013.  Mr. Critelli reported that the decrease was due to a non-recurring event in the first quarter of 2013.  Total assets were $703 million as of March 31, 2014, with total loans outstanding of $496 million, deposits of $540 million and stockholders’ equity at $94 million.  Mr. Critelli commented on the current economic condition and the banking regulatory environment.  Mr. Critelli also updated stockholders on the Bank’s technology initiatives.
At the Bank’s annual reorganization meeting, the following officers were appointed for the ensuing year.

John E. Marshall	-	Chairman of the Board
William W. Davis, Jr.	-	Vice Chairman of the Board
Lewis J. Critelli	-	President & Chief Executive Officer
William S. Lance	-	Executive Vice President, Chief Financial Officer & Secretary
Kenneth C. Doolittle	-	Executive Vice President, Retail Administration
James F. Burke	-	Senior Vice President, Chief Lending Officer
John F. Carmody	-	Senior Vice President, Chief Credit Officer
Robert J. Mancuso	-	Senior Vice President, Chief Information Officer
John H. Sanders	-	Senior Vice President, Retail Bank Manager
Thomas A. Byrne	-	Senior Vice President
Christe A. Casciano	-	Senior Vice President
William J. Henigan, Jr.	-	Senior Vice President
Diane M. Wylam	-	Senior Vice President & Senior Trust Officer

Nancy A. Hart	-	Vice President, Controller & Assistant Secretary
Kelley J. Lalley	-	Vice President & Assistant Secretary
Barbara A. Ridd	-	Vice President & Assistant Secretary
Robert J. Behrens, Jr.	-	Vice President
Ryan J. French	-	Vice President
JoAnn Fuller	-	Vice President
Karen R. Gasper	-	Vice President
William R. Kerstetter	-	Vice President
John E. Koczwara	-	Vice President
Linda M. Moran	-	Vice President
Mary Alice Petzinger	-	Vice President
Mark W. Ranzan	-	Vice President
Richard A. Siarniak	-	Vice President
Eli T. Tomlinson	-	Vice President
Kara R. Talcott	-	Assistant Vice President, Internal Auditor
Douglas W. Atherton	-	Assistant Vice President
Marianne M. Glamann	-	Assistant Vice President
Jeanne D. Corey	-	Community Office Manager
Wendy L. Davis	-	Community Office Manager
Rossie Demorizi-Ortiz	-	Community Office Manager
Jill A. Hessling	-	Community Office Manager
Vonnie A. Lewis	-	Community Office Manager
Teresa Melucci	-	Community Office Manager
Sandra Mruczkewycz	-	Community Office Manager
Matthew M. Swartz	-	Community Office Manager
Beverly J. Wallace	-	Community Office Manager
Laurie J. Bishop	-	Assistant Community Office Manager
Steven R. Daniels	-	Assistant Community Office Manager
Denise R. Kern	-	Assistant Community Office Manager
Nancy J. Mead	-	Assistant Community Office Manager
Diane L. Richter	-	Assistant Community Office Manager
Jessica Santiago	-	Assistant Community Office Manager
Toni M. Stenger	-	Assistant Community Office Manager
Maurice E. Dennis	-	Commercial Loan Documentation Manager
Linda A. Meskey	-	Credit Analyst
Gerald J. Arnese	-	Resource Recovery Manager
Julie R. Kuen	-	Electronic Banking Officer
Kristine Malti	-	Deposit Operations Officer
Frank J. Sislo	-	Consumer Loan Manager
Doreen A. Swingle	-	Residential Mortgage Lending Officer

Norwood Financial Corp, through its subsidiary Wayne Bank, operates sixteen offices in Wayne, Pike, Monroe and Lackawanna Counties.  The Company’s stock is traded on the Nasdaq Market, under the symbol, “NWFL”.
The Private Securities Litigation Reform Act of 1995 contains safe harbor provisions regarding forward-looking statements.  When used in this discussion, the words “believes”, “anticipates”, “contemplates”, “expects”, and similar expressions are intended to identify forward-looking statements.  Such statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from those projected.  Those risks and uncertainties include changes in federal and state laws, changes in interest rates, risks associated with the acquisition of North Penn Bancorp, the ability to control costs and expenses, demand for real estate and general economic conditions.  The Company undertakes no obligation to publicly release the results of any revisions to those forward-looking statements which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Contact:	William S. Lance
Executive Vice President & Chief Financial Officer
NORWOOD FINANCIAL CORP
570-253-8505
www.waynebank.com